Gibraltar Divests Industrial Business

Buffalo, New York, February 23, 2021 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, and infrastructure markets, today announced the completion of the sale of its Industrial business to Pacific Avenue Capital Partners, a private investment firm focused on corporate divestitures and other special situations.

“Our Industrial team has done a tremendous job of driving continuous improvement and accelerating growth of higher margin product lines,” said President and Chief Executive Officer Bill Bosway. “For Gibraltar, the decision to divest the non-core Industrial business is consistent with our portfolio management strategy, and this sale enables us to focus more time, talent, and energy on executing to deliver higher growth and returns by increasing our participation in our core markets. We want to thank our entire Industrial organization for all they have done for Gibraltar, and we wish them all the best as they enter a new chapter with Pacific Avenue Capital Partners.”

“We view this acquisition as a strong platform for future add-on acquisitions in a fragmented industry,” said Chris Sznewajs, Founder and Managing Partner of Pacific Avenue Capital Partners. “We appreciate Gibraltar Industries choosing our firm as the ideal buyer given our significant carve-out experience in the industrial sector, and look forward to working with the team post close in driving growth.”

Gibraltar will classify the Industrial business as a discontinued operation in its fourth quarter 2020 results and will provide additional information regarding the divesture during its fourth quarter earnings call scheduled for 9:00 a.m. on Thursday February 25, 2021. Gibraltar expects to use the cash received to reduce outstanding debt.

About Pacific Avenue Capital Partners

Pacific Avenue Capital Partners, founded by Chris Sznewajs in 2017, is a Los Angeles-based private investment firm focused on corporate divestitures and other special situations in the lower middle market. Our extensive M&A and operations experience allows us to navigate complex transactions and unlock value through operational improvement, capital investment, and accelerated growth. Our senior team has closed over 50 transactions, including 28 corporate divestitures, across a multitude of industries. Through our collaborative approach, we partner with strong management teams to drive strategic change and assist businesses in reaching their full potential. For more information, please visit www.pacificavenuecapital.com.

About Gibraltar

Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com